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                                                                     EXHIBIT 4.1

                         ANADARKO PETROLEUM CORPORATION

                              OFFICERS' CERTIFICATE

         We, Albert L. Richey and Suzanne Suter, Vice President and Treasurer, and Corporate Secretary, respectively, of Anadarko Petroleum Corporation, a Delaware corporation (the "Company"), hereby certify, pursuant to Sections 102, 201 and 301 of the Indenture, dated as of March 9, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), that the authorized officer has determined, pursuant to the authority granted to him by the Executive Committee of the Board of Directors of the Company at its meeting held on March 5, 2002, that the terms of a series of Securities to be issued under the Indenture, and the form thereof, are as follows:

Designation of Securities           6 1/8% Notes due 2012 (the "Notes").

Aggregate Principal Amount          $400,000,000, except for Notes authenticated
                                    and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
                                    Notes pursuant to Sections 304, 305, 306,
                                    906 or 1107 of the Indenture and except for any Notes which pursuant to Section 303 are deemed to never to have been authenticated and delivered. The Company may reopen this series of Notes for additional issuances from time to time pursuant to the terms of the Indenture.

Denominations                       $1,000 and any integral multiple thereof.

Stated Maturity Date                March 15, 2012.

Interest Rate                       6 1/8% per annum from March 8, 2002.

Interest Payment Dates              Interest payable semiannually on March 15
                                    and September 15, commencing September 15,
                                    2002.

Regular Record Dates                March 1 or September 1 next preceding an
                                    Interest Payment Date.

Optional Redemption                 The Notes may be redeemed at any time prior
                                    to maturity at the option of the Company, in whole or in part, on the terms and at the redemption price specified in the form of Note attached hereto as Annex A, and in accordance with the terms of the Indenture.

Place of Payment                    The principal of (and premium, if any) and
                                    interest on the Notes shall be payable,
                                    Notes may be surrendered for registration of transfer, Notes may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the places designated therefore in the Indenture.



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Other Terms                         The provisions of Article Twelve of the
                                    Indenture shall not apply to the Notes.

Global Securities                   The Notes shall be issued as a Global
                                    Security. The Depository Trust Company shall be the Depositary.

Settlement                          Payments in respect of principal of (and
                                    premium if any) and interest on the Notes shall be made by the Company in immediately available funds.

Form of Notes                       Attached as Annex A, and incorporated herein
                                    by reference.

We further certify that:

         1. We have read Sections 102, 202, 203 and 301 of the Indenture and the definitions in the Indenture relating thereto.

         2. The statements made herein are based either upon our personal knowledge or on information, data and reports furnished to us by the officers, counsel or employees of the Company who have knowledge of the relevant facts.

         3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the determination of the terms of the Notes and the form thereof, and the authentication and delivery of the Notes, have been complied with.

         4. In our opinion, all conditions precedent to the determination of the terms and form of the Notes and to the authentication by the Trustee of $400,000,000 principal amount thereof have been complied with and such Notes may be delivered in accordance with the Indenture.

         Capitalized terms not otherwise defined herein have the meaning provided in the Indenture.



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                  IN WITNESS WHEREOF, we have hereunto signed our names this 8th day of March, 2002.


                                       /s/ ALBERT L. RICHEY
                                       -----------------------------------------
                                       Albert L. Richey
                                       Vice President and Treasurer


                                       /s/ SUZNANE SUTER
                                       -----------------------------------------
                                       Suzanne Suter
                                       Corporate Secretary



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